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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 19, 2002

                                   ----------

                                  AVIALL, INC.
               (Exact name of registrant as specified in charter)


               DELAWARE                                1-12380                              65-0433083
    (State or other jurisdiction of            (Commission File Number)                  (I.R.S. Employer
            incorporation)                                                             Identification No.)

         2750 REGENT BOULEVARD                                                                75261
          DFW AIRPORT, TEXAS                                                                (Zip Code)
         (Address of principal
          executive offices)


       Registrant's telephone number, including area code: (972) 586-1000

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     Effective January 1, 2002, we adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. The adoption of SFAS 142 required us to eliminate amortization of goodwill and intangible assets with indefinite lives as of January 1, 2002 and to conduct a transitional impairment test of these assets by June 30, 2002. Additional impairment tests are required on an annual basis and under certain other circumstances in the future. We have completed the transitional impairment tests of goodwill as of January 1, 2002 and found no impaired goodwill.

     In accordance with SFAS 142, we are filing this Form 8-K to present the transitional disclosures required by paragraph 61 of SFAS 142 by presenting adjusted net earnings in our selected financial data for the three years ended December 31, 2001, as if SFAS 142 had been adopted at the beginning of each of those years.

     The following table summarizes certain of our selected financial information that has been derived from our audited Consolidated Financial Statements. You should read the information set forth below in conjunction with "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included in our Annual Report on Form 10-K as of and for the year ended December 31, 2001.

(Dollars in Thousands, Except Share Data)                2001            2000            1999             1998            1997
-------------------------------------------------   --------------  --------------  --------------  --------------  --------------
Selected Operating Data:
  Net sales(a)                                      $      506,160         485,920         371,901         404,207         389,887
  Gross profit                                      $      116,694         111,264          95,425         101,603         101,024
  Selling and administrative expenses(b)            $       90,107          84,765          75,987          69,361          71,739
  Unusual gain (loss)(c)                            $       (9,787)             --          (6,029)             --           1,436
  Interest expense                                  $       10,291           8,407           3,345           2,681           3,201
  Provision (benefit) for income taxes(d)(e)        $        3,046           7,526           4,949         (32,175)          1,096
  Earnings from continuing operations(d)            $        3,463          10,566           5,115          61,736          26,424
  Earnings from discontinued operations(f)          $          322           1,062           4,588           2,821           2,673
  Earnings before extraordinary loss                $        3,785          11,628           9,703          64,557          29,097
  Adjusted earnings before extraordinary loss(j)    $        5,701          13,544          11,932             n/a             n/a
  Extraordinary loss(g)                             $       (1,026)             --              --              --              --
  Net earnings(c)(d)(f)(g)                          $        2,759          11,628           9,703          64,557          29,097
  Adjusted net earnings(j)                          $        4,675          13,544          11,932             n/a             n/a
                                                    --------------  --------------  --------------  --------------  --------------
Other Financial Data:
  Net cash (used for) provided by operating
     activities                                     $      (93,388)          7,668         (11,980)         20,252          10,111
  Total assets                                      $      533,229         395,451         340,640         304,646         259,392
  Total debt                                        $      200,854          90,422          78,011          45,628          36,560
  Total debt to total capital(h)                             46.08%          32.05%          30.33%          21.30%          22.30%
                                                    --------------  --------------  --------------  --------------  --------------
Basic Net Earnings Per Share Data:
  Earnings from continuing operations               $         0.18            0.58            0.28            3.22            1.34
  Earnings from discontinued operations                       0.02            0.06            0.25            0.15            0.14
  Extraordinary loss                                         (0.06)             --              --              --              --
                                                    --------------  --------------  --------------  --------------  --------------
  Net earnings(c)(d)(f)(g)                          $         0.14            0.64            0.53            3.37            1.48
  Adjusted net earnings(j)                          $         0.25            0.74            0.65             n/a             n/a
                                                    --------------  --------------  --------------  --------------  --------------
Weighted average common shares                          18,380,975      18,313,401      18,222,526      19,150,869      19,711,105
                                                    --------------  --------------  --------------  --------------  --------------
Diluted Net Earnings Per Share Data:(i)
  Earnings from continuing operations               $         0.18            0.58            0.28            3.17            1.32
  Earnings from discontinued operations                       0.02            0.06            0.25            0.15            0.13
  Extraordinary loss                                         (0.06)             --              --              --              --
                                                    --------------  --------------  --------------  --------------  --------------
  Net earnings(c)(d)(f)(g)                          $         0.14            0.64            0.53            3.32            1.45
  Adjusted net earnings(j)                          $         0.25            0.74            0.65             n/a             n/a
                                                    --------------  --------------  --------------  --------------  --------------
Weighted average common and dilutive potential
  common shares                                         18,718,979      18,337,161      18,474,038      19,466,419      20,061,205
                                                    --------------  --------------  --------------  --------------  --------------



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(a)  Net sales for the years 1999, 1998 and 1997 have been restated as a result of the implementation of EITF 00-10 in 2000.

(b) In 2001, we expensed $1.4 million, which was included in selling and administrative expenses, related to the relocation of our Dallas, Texas facility.

(c) The unusual loss in 2001 was primarily related to the aviation industry changes resulting from the September 11th terrorist attacks and consists of inventory and intangible write-downs, unfavorable leases and doubtful accounts, and costs related to our new capital structure. The unusual loss in 1999 resulted from costs incurred related to the strategic review process, executive severance pay and the write-down of inventory for discontinued product lines. The 1997 unusual gain resulted from the repayment of a discounted note.

(d) Earnings from continuing operations and net earnings in 1998 included a $32.2 million tax benefit due to the release of a $33.5 million deferred tax valuation allowance offset by provisions of certain U.S. state and foreign taxes.

(e) Our cash payments for taxes are substantially below reported tax expense due to our use of net operating losses, which are not expected to be fully utilized for several years.

(f) In January 1996, we announced our intention to exit certain businesses and, accordingly, reported these businesses as discontinued operations. The earnings from discontinued operations resulted from changes in estimates for certain retained liabilities.

(g) The extraordinary loss in 2001 resulted from the write-off of unamortized financing costs in connection with refinancing our senior credit facility.

(h) Total capital consists of convertible preferred stock (net of issuance costs) and shareholders' equity.

(i) Diluted net earnings per share were not dilutive, or lower than basic, in 2001. Therefore, diluted net earnings per share for 2001 is presented equal to basic net earnings per share.

(j) Effective January 1, 2002, we adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. The statement eliminates amortization of goodwill and intangible assets with indefinite lives and requires a transitional impairment test of these assets within six months of the date of adoption and an annual impairment test thereafter and in certain circumstances. We have completed the transitional impairment tests of goodwill as of January 1, 2002, and no impairment was noted. The following table presents earnings and earnings per share, as adjusted for goodwill amortization recognized in periods prior to our adoption of SFAS 142:

(Dollars In Thousands, Except Share Data)            2001           2000             1999
---------------------------------------------   -------------   -------------   -------------
Reported net earnings                           $       2,759          11,628           9,703
Add:  Goodwill amortization                             1,916           1,916           2,229
                                                -------------   -------------   -------------
Adjusted net earnings                           $       4,675          13,544          11,932
                                                -------------   -------------   -------------

Basic net earnings per share:
   Reported net earnings                        $        0.14            0.64            0.53
   Goodwill amortization                                 0.11            0.10            0.12
                                                -------------   -------------   -------------
Adjusted net earnings                           $        0.25            0.74            0.65
                                                -------------   -------------   -------------

Diluted net earnings per share:
   Reported net earnings                        $        0.14            0.64            0.53
   Goodwill amortization                                 0.11            0.10            0.12
                                                -------------   -------------   -------------
Adjusted net earnings                           $        0.25            0.74            0.65
                                                -------------   -------------   -------------



                                    * * * * *
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           AVIALL, INC.


                                           By:     /s/ JACQUELINE K. COLLIER
                                                  -----------------------------
                                           Name:  Jacqueline K. Collier
                                           Title: Vice President and Controller

Date: July 19, 2002